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                                                                    EXHIBIT 99.2

PRESS RELEASE
Zydeco Energy, Inc.
635 West Campbell Road, Suite 130
Richardson, Texas 75080
Telephone: 972-783-0284
Contact:  Jeff James


               Zydeco Energy Completes Merger with DataVoN Inc.
              Enters Growing Internet Telecommunications Business

         DALLAS, TEXAS - June 9, 2000 - Zydeco Energy, Inc. (OTC BB: ZNRG.OB) announced today that it has completed its merger with DataVoN Inc. DataVoN is a privately-held wholesale provider of internet telephone services. As a result of the merger, the stockholders of DataVoN own approximately 80% of the voting stock of Zydeco Energy.

         Hugh Simpson, President and Chief Executive Officer of DataVoN and the owner of substantially all of DataVoN's outstanding capital stock, has been appointed President, CEO and a director of Zydeco. Sam B. Myers, Jr., resigned from these positions with the parent company upon Mr. Simpson's appointment. Mr. Simpson owns approximately 77% of the voting stock of Zydeco and is the sole director of Zydeco until other director candidates are selected.

         Mr. Simpson stated, "I am excited about taking DataVoN to the next level by completing one of the first nationwide VoPIN networks during the next 18 months. Furthermore, DataVon prides itself in providing the market with a wholesale carrier for VoPIN services, as well as an end-to-end handset/modem solution."

         The Merger. The merger was completed by the merger of a newly formed
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subsidiary of Zydeco into DataVoN resulting in DataVoN becoming a wholly-owned subsidiary of Zydeco. The parent company plans to change its name to DataVoN Inc. The merger did not require the approval of stockholders of Zydeco.

         Upon the completion of the merger, all of the outstanding shares of common stock of DataVoN were converted into:

     .   32,623,851 shares of Zydeco common stock; and

     . 7,190 shares of Zydeco Series A Convertible Senior Preferred Stock, $.001 par value convertible into 7,190,000 shares of Zydeco common stock (or 1,000 shares of common stock for each share of preferred stock).

         The Zydeco preferred stock, which was issued entirely to Mr. Simpson in the merger, will vote together with the Zydeco common stock on all matters (except as otherwise required by law). That is, each of the 7,190 shares of Zydeco preferred stock
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issued in the merger is entitled to 1,000 votes on all matters with the Zydeco common stock.

         Zydeco plans to present its Certificate of Incorporation to Zydeco stockholders for amendment to increase the number of shares of common stock that Zydeco is authorized to issue and to change its name to DataVoN. If the Certificate of Incorporation is so amended, all outstanding shares of the Zydeco preferred stock issued in the merger will be automatically converted into Zydeco common stock.

         Upon closing of the merger, Zydeco issued warrants to two individuals for broker services to purchase 523,756 shares of Zydeco common stock at $0.08 per share.

         Pursuant to the merger, Zydeco concentrated its oil and gas exploration and technology assets in its Zydeco Exploration subsidiary.

         As of June 1, 2000, DataVoN provides wholesale services to several of the top high volume carriers in the United States. DataVoN currently has fourteen (14) network "points of presence".

Forward-Looking Statements

         The information in this press release includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. DataVoN includes this statement for the express purpose of availing itself of the protections of these safe harbor provisions with respect to all of the forward-looking statements DataVoN makes. The forward-looking statements in this press release reflect DataVoN's current views with respect to possible future events and financial performance. They are subject to certain risks and uncertainties, including without limitation the absence of significant revenues, financial resources, significant competition and other risks and uncertainties that could cause DataVoN's actual results to differ materially from its historical results or those that DataVoN hopes to achieve. In this press release, the words, "anticipates," "plans," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. Please do not place undue reliance on the forward-looking statements contained in this press release. DataVoN undertakes no obligation to announce publicly revisions DataVoN makes to these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this press release. All written and oral forward-looking statements made subsequent to the date of this press release and attributable to DataVoN or persons acting on its behalf are expressly qualified in their entirety by this section.

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